CERTIFICATION OF
                          CHIEF EXECUTIVE OFFICER AND
                            CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of Burnam Management, Inc. for the year ending February 28, 2003, I, Rick Plotnikoff, Chief Executive Officer and Chief Financial Officer of Segway V Corp. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Yearly Report of Form 10-KSB for the year ending February 28, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Yearly Report on Form 10-KSB for the year ended February 28, 2003, fairly represents in all material respects, the financial condition and results of operations of Burnam Management, Inc.

Dated:    January 16, 2004

Burnam Management, Inc.


By:  /s/ Rick Plotnikoff
-----------------------------------------
Chief Executive Officer
Chief Financial Officer